                                                                  EXHIBIT 10.12

                                 MERISEL, INC.

                         401(k) RETIREMENT SAVINGS PLAN


                           EFFECTIVE JANUARY 1, 1988

                           RESTATED EFFECTIVE 1, 1995

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                               TABLE OF CONTENTS

                                                                       Page

ARTICLE I - OVERVIEW.................................................   2

ARTICLE II - DEFINITIONS                                                3
      2.1  Account...................................................   3
      2.2  Affiliated Company........................................   3
      2.3  Aggregation Group.........................................   3
      2.4  Alternate Payee...........................................   3
      2.5  Annual Additions..........................................   4
      2.6  Average Deferral Percentage...............................   4
      2.7  Beneficiary...............................................   5
      2.8  Board of Directors........................................   5
      2.9  Break in Service..........................................   5
     2.10  Code......................................................   5
     2.11  Committee.................................................   5
     2.12  Company...................................................   6
     2.13  Company Contributions.....................................   6
     2.14  Compensation..............................................   6
     2.15  Computation Period........................................   6
     2.16  Covered Employees.........................................   7
     2.17  Determination Date........................................   7
     2.18  Disability................................................   7
     2.19  Effective Date............................................   7
     2.20  Employee..................................................   7
     2.21  Employment Commencement Date..............................   7
     2.22  Entry Date................................................   7
     2.23  ERISA.....................................................   8
     2.24  Excess Aggregate Contributions............................   8
     2.25  Excess Contributions......................................   8
     2.26  Excess Deferrals..........................................   8
     2.27  Fail-Safe Contributions...................................   8
     2.28  Family Member.............................................   8
     2.29  Five Percent Owner........................................   9
     2.30  Forfeiture................................................   9
     2.31  Highly Compensated Employee...............................   9
     2.32  Hour of Service...........................................  11
     2.33  Investment Manager........................................  12
     2.34  Key Employee..............................................  12
     2.35  Leave of Absence..........................................  13
     2.36  Limitation Year...........................................  13
     2.37  Matching Contributions....................................  13
     2.38  Matching Contributions Account............................  14
     2.39  Maternity or Paternity Leave of Absence...................  14
     2.40  Non-Key Employee..........................................  15
     2.41  Normal Retirement Age.....................................  15
     2.42  Officer...................................................  15
     2.43  One Percent Owner.........................................  16
     2.44  Participant...............................................  16
     2.45  Plan......................................................  16
     2.46  Plan Administrator........................................  16

                                       i
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     2.47  Plan Year.................................................  16
     2.48  Reemployment Commencement Date............................  16
     2.49  Rollover Contribution.....................................  16
     2.50  Rollover Contribution Account.............................  16
     2.51  Salary Reduction Contributions............................  16
     2.52  Salary Reduction Contributions Account....................  17
     2.53  Severance.................................................  17
     2.54  Spouse....................................................  17
     2.55  Testing Period............................................  17
     2.56  Top-Heavy Group...........................................  17
     2.57  Top-Heavy Plan............................................  17
     2.58  Trust and Trust Fund......................................  18
     2.59  Trustee...................................................  18
     2.60  Valuation Date............................................  18
     2.61  Vested Interest...........................................  18
     2.62  Year of Service...........................................  18

ARTICLE III - ELIGIBILITY AND PARTICIPATION..........................  20
      3.1  Eligibility to Participate................................  20
      3.2  Special Participation Rules...............................  20
      3.3  Participation Beyond Normal Retirement Age................  21

ARTICLE IV - TRUST FUND AND CONTRIBUTIONS............................  22
      4.1  Trust Fund................................................  22
      4.2  Company Contribution......................................  22
      4.3  Irrevocability............................................  23
      4.4  Employer Securities and Employer Real Property............  23
      4.5  Investment Direction by Participants......................  23

ARTICLE V - SALARY REDUCTION CONTRIBUTIONS...........................  24
      5.1  Special Rules.............................................  24
      5.2  Maximum Amount of Salary Reduction Contributions..........  24
      5.3  Average Deferral Percentage Tests.........................  24
      5.4  Prospective Reductions of Salary Reduction Contributions..  25
      5.5  Distributions of Excess Deferrals.........................  26
      5.6  Distributions of Excess Contributions.....................  26
      5.7  Special Rules Applicable to Matching Contributions........  27
      5.8  Fail-Safe Contributions...................................  29
      5.9  Rollover Contributions....................................  29

ARTICLE VI - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS...................  31
      6.1  Participants' Accounts....................................  31
      6.2  Allocation of Contributions...............................  31
      6.3  Revaluation of Accounts...................................  32
      6.4  Forfeitures...............................................  33
      6.5  Miscellaneous Allocation Rules............................  33

ARTICLE VII - VESTING................................................  34
      7.1  General Rule..............................................  34
      7.2  Special Vesting Rules.....................................  34
      7.3  Fully Vested Accounts.....................................  34

                                      ii
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ARTICLE VIII - PAYMENT OF BENEFITS...................................  35
      8.1  Payment of Benefits.......................................  35
      8.2  Latest Payment Date.......................................  35
      8.3  Required Beginning Date...................................  36
      8.4  Distributions to Partially Vested Participants............  36
      8.5  Distributions of Salary Reduction Contributions...........  37
      8.6  Payees under Legal Disability.............................  38
      8.7  Notice Regarding Tax Treatment of Distributions...........  38
      8.8  Hardship Distributions....................................  38
      8.9  Mailing of Payments.......................................  41
     8.10  Withholding For Taxes.....................................  41
     8.11  Rollover Rules............................................  41

ARTICLE IX - SURVIVOR ANNUITY REQUIREMENTS...........................  43
      9.1  Application of Article....................................  43
      9.2  Definitions...............................................  43
      9.3  Form of Benefits Provided.................................  44
      9.4  Elections With Respect to Survivor Annuities..............  45
      9.5  Disclosure Requirements...................................  46
      9.6  Consent to Receive Early Distribution.....................  47

ARTICLE X - TOP-HEAVY PLAN RULES.....................................  48
     10.1  Applicability.............................................  48
     10.2  Special Valuation Rules...................................  48
     10.3  Minimum Contributions.....................................  49
     10.4  Maximum Annual Addition...................................  50
     10.5  Non-Eligible Employees....................................  51

ARTICLE XI - OPERATION AND ADMINISTRATION OF THE PLAN................  52
     11.1  Named Fiduciaries.........................................  52
     11.2  Composition of Committee..................................  52
     11.3  Committee Powers..........................................  53
     11.4  Reporting and Disclosure..................................  54
     11.5  Multiple Fiduciary Capacities.............................  54
     11.6  Funding Policy............................................  54
     11.7  Prohibition Against Certain Actions.......................  54
     11.8  Committee Procedure.......................................  55
     11.9  Indemnification...........................................  55
    11.10  Compensation of Committee Members and Plan Expenses.......  56
    11.11  Bonding...................................................  56
    11.12  Notices and Communications................................  56
    11.13  Standard of Care..........................................  56

ARTICLE XII - MERGER OF COMPANY, MERGER OF PLAN......................  58
     12.1  Effect of Reorganization or Transfer of Assets............  58
     12.2  Plan Merger Restriction...................................  58

ARTICLE XIII - TERMINATION AND - DISCONTINUANCE OF CONTRIBUTIONS.....  59
     13.1  Plan Termination..........................................  59
     13.2  Discontinuance of Contributions...........................  59
     13.3  Replacement Plan..........................................  59
     13.4  Partial Termination.......................................  59

                                      iii
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ARTICLE XIV - APPLICATION FOR BENEFITS...............................  60
     14.1  Application for Benefits..................................  60
     14.2  Content of Denial.........................................  60
     14.3  Appeals...................................................  61
     14.4  Exhaustion of Remedies....................................  61

ARTICLE XV - LIMITATIONS ON CONTRIBUTIONS............................  62
     15.1  General Rule..............................................  62
     15.2  Other Defined Contribution Plans..........................  62
     15.3  Defined Benefit Plans.....................................  62
     15.4  Adjustments for Excess Annual Additions...................  64

ARTICLE XVI - RESTRICTION ON ALIENATION..............................  66
     16.1  General Restrictions Against Alienation...................  66
     16.2  QDRO Definition...........................................  66
     16.3  Impermissible Terms.......................................  66
     16.4  Special Rules.............................................  67
     16.5  Procedures................................................  67
     16.6  Segregation of Funds......................................  68
     16.7  Authorized Participant Loans..............................  69

ARTICLE XVII - AMENDMENTS............................................  72
     17.1  Amendments................................................  72
     17.2  Effect of Amendments......................................  72
     17.3  Securities Restrictions...................................  73
     17.4  Changes to Vesting Schedule...............................  73

ARTICLE XVIII - MISCELLANEOUS MATTERS................................  74
     18.1  No Enlargement of Employee Rights.........................  74
     18.2  Interpretation............................................  74

                                      iv
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                                    PREAMBLE


           The Merisel, Inc. Retirement Savings Plan ("Plan") is intended to be a tax-qualified retirement plan. The Plan shall be maintained for the exclusive benefit of the Employees of the Company, and to comply with the applicable provisions of the Internal Revenue Code and of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   ARTICLE I.
                                    OVERVIEW

      The following is intended to be a brief overview of some of the significant provisions of the Merisel, Inc. 401(k) Retirement Savings Plan ("Plan").

      Employees become eligible to participate in the Plan after satisfying the eligibility conditions set forth in Article III.

      Participants can contribute up to 15% of compensation, in accordance with the rules of Article V.

      The Board of Directors may elect to contribute an amount to the Plan on behalf of each Participant who has made contributions to the Plan. This Company contribution will be allocated to Participants in proportion to the amount of their salary reduction contributions. However, in order to be entitled to receive an allocation of Company contributions, Participants generally must be employed by the Company on the last day of the year. Also, the Board of Directors has the discretion as to how much the Company is to contribute each year. The rules regarding allocations of Company contributions are located in Article VI.

      The rules regarding vesting are contained in Article VII. Pursuant to these rules, Participants are always vested in their contributions to the Plan. Participants become fully vested in the Company contributions made on their behalf upon death, disability, or attainment of age 65 while employed by the Company. In all other cases, Participants become vested in the Company contributions on their behalf according to the following schedule:

            YEARS OF SERVICE              VESTED PERCENTAGE
            ----------------              -----------------

           Less than 1                              0%
                     1                              25%
                     2                              50%
                     3                              75%
                     4 or more                      100%

      Provided certain restrictions are satisfied, Participants may borrow funds from their accounts. The rules regarding loans are contained in Article XVI.

      Participants may withdraw some of their contributions after reaching age 59- 1/2 or upon incurring a financial hardship. The rules regarding withdrawals are located in Article VIII.

      Benefit will generally be paid in the form of an annuity, unless the Participant elects otherwise. The rules regarding annuities are located in
 Article IX.

                                  ARTICLE II.
                                  DEFINITIONS

      Whenever capitalized in the text, the following terms shall have the meaning set forth below.

      A. ACCOUNT. "Account" or "Accounts" shall mean the Matching Contributions Account, the Salary Reduction Contributions Account, and the Rollover Contribution Account (if applicable) maintained for each Participant.

      B.   AFFILIATED COMPANY.

           1. "Affiliated Company" shall mean any entity that is aggregated with the Company under Code Section 414(b), (c), (m), or (o).

           2. For purposes of applying the limitations of Article XV below, whether or not an entity is an Affiliated Company shall be determined by applying the percentage modifications contained in Code Section 415(h).

      C.   AGGREGATION GROUP.

           1.  "Aggregation Group" means--

                a. Each plan of the Company or an Affiliated Company in which a Key Employee is or was a Participant during the Testing Period (regardless of whether the plan has been terminated), and

                b. Each other plan of the Company or an Affiliated Company (regardless of whether the plan has been terminated) which enables any plan described in Subparagraph (i) above to meet the requirements of Code Sections 401(a)(4) or 410.

           2. Any plan not required to be included in an Aggregation Group under the rules of Paragraph (a) above may be treated as being part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with the plan being taken into account.

           3. Each plan maintained by the Company or an Affiliated Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

      D. ALTERNATE PAYEE. "Alternate Payee" means any Spouse, former Spouse, child, or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of the benefits payable with respect to the Participant.

      E.   ANNUAL ADDITIONS.

           1.  "Annual Additions" shall include, for any Limitation Year--

                a. The amount credited to a Participant's Accounts under this Plan or to a Simplified Employee Pension from Company Contributions (including Salary Reduction Contributions and Fail-Safe Contributions),

                b. The Participant's after-tax contributions,

                c. Forfeitures, and

                d. In the case of a Key Employee, any amounts allocated to an account established under a funded welfare benefit plan or a defined benefit plan to provide medical benefits with respect to the Participant after retirement.

           2. The following amounts shall not be considered part of the Participant's Annual Additions:

                a.   Rollover Contributions;

                b.   Repayments of loans; and

                c. Any recontributions (of prior distributions) made pursuant to
           Section 8.4 below.

           3. The following amounts shall be considered part of the Participant's Annual Additions:

                a. Excess Deferrals that are distributed later than April 15 of the calendar year following the calendar year to which the amounts relate;

                b.   Excess Contributions (even if timely distributed); and

                c. Excess Aggregate Contribution (even if timely distributed or forfeited).

      F.   AVERAGE DEFERRAL PERCENTAGE.

           1. The "Average Deferral Percentage" for the Highly Compensated Employees and for all other Covered Employees is the average of the ratios, calculated separately for each Employee in the group, of the amount of his Salary Reduction Contributions (including any Fail-Safe Contributions made on his behalf) to the amount of his Compensation.

                a. In the case of a Covered Employee who does not defer anything under the Plan, his deferral percentage shall be zero percent (0%).

                b. The Average Deferral Percentage for each group shall be calculated to the nearest one-hundredth percent of Compensation.

                c. The computation of the Average Deferral Percentage in the case of Family Members shall be done in accordance with the regulations under Code Section 401(k).

           2. If the Plan is treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410 along with another plan that contains a cash or deferred arrangement, all of the cash or deferred arrangements shall be treated as a single arrangement.

           3. If a Highly Compensated Employee is also a participant in one or more other cash or deferred arrangements maintained by the Company, all such arrangements shall be treated as a single arrangement.

           4. For purposes of this Section 2.6, a Participant's Compensation shall be determined in accordance with the rules of Code Sections 414(s) and 401(k).

      G.   BENEFICIARY.  "Beneficiary" shall mean the person designated in
 Article VIII to receive the Vested Interest of a deceased Participant.

      H. BOARD OF DIRECTORS. "Board of Directors" or "Board" shall mean the Board of Directors (or its delegate) of the Company.

      I. BREAK IN SERVICE. "Break in Service" shall mean a Computation Period in which the Employee does not complete more than five hundred (500) Hours of Service, including Hours of Service completed while on a Maternity or Paternity Leave of Absence.

      J.   CODE.  "Code" shall mean the Internal Revenue Code of 1986.

      K. COMMITTEE. "Committee" shall mean the Merisel, Inc. 401(k) Retirement Savings Plan Committee described in Article XI below.

      L. COMPANY. "Company" shall mean Merisel, Inc. and any Affiliated Companies (or similar entities) which may be included within the coverage of the Plan with the consent of the Board of Directors.

      M.   COMPANY CONTRIBUTIONS.

           1. "Company Contributions" shall mean all amounts paid by the Company into the Trust Fund.

           2. Except where the context indicates to the contrary, Company Contributions shall not include Salary Reduction Contributions and Fail-Safe Contributions.

      N.   COMPENSATION.

           1. A Participant's "Compensation" shall mean the amount indicated in Box 10 on the Form W-2 issued to him, excluding all fringe benefits.

           2. Except as otherwise expressly provided in this Plan to the contrary, the term "Compensation" shall include those amounts which represent the Participant's Salary Reduction Contributions and pre-tax contributions to a cafeteria plan under Section 125 of the Code.

           3. For Plan Years beginning after December 31, 1988, in no event will the amount of Compensation taken into account on behalf of any Participant exceed two hundred thousand dollars ($200,000). This dollar amount will be adjusted at the same time and in the same manner as under Code Section 415(d).

           4. For Plan Years beginning after December 31, 1993, in no event will the amount of Compensation taken into account on behalf of any Participant exceed one hundred fifty thousand dollars ($150,000). This dollar amount shall be adjusted at the same time and in the same manner as under Code Section 415(d).

           5. Notwithstanding anything in this Plan to the contrary, for purposes of the applying the nondiscrimination rules of Article V, only amounts earned while a Participant in the Plan will be taken into account.

      O.   COMPUTATION PERIOD.

           1. "Computation Period" is the relevant twelve (12) consecutive month period for determining whether the Employee is to be credited with a Year of Service or a Break in Service.

           2. For purposes of determining vesting, in all cases the Computation Period shall be the Plan Year.

      P. COVERED EMPLOYEES. "Covered Employees" means those Employees who have satisfied all of the requirements for eligibility to participate in the Plan and are not otherwise precluded from participating in the Plan.

      Q.   DETERMINATION DATE.

           1. "Determination Date" means, with respect to any plan year, the last day of the preceding plan year.

           2. In the case of the first plan year, "Determination Date" shall mean the last day of that plan year.

      R. DISABILITY. An individual is disabled if he is entitled to benefits under the long-term disability plan maintained by the Company.

      S.   EFFECTIVE DATE.

           1.  The original "Effective Date" of the Plan was January 1, 1988.

           2. The Effective Date of this amendment and restatement of the Plan is January 1, 1989, except as required to be earlier to comply with the law.

           3. In the case of an Employee who Severance occurred prior to the Effective Date of this restatement, his benefit under the Plan will be determined under the provisions of the Plan as it existed prior to this restatement.

      T. EMPLOYEE. "Employee" shall mean each person qualifying as a common law employee of the Company or an Affiliated Company.

      U.   EMPLOYMENT COMMENCEMENT DATE.

           1. The term "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service.

           2. For purposes of determining his Employment Commencement Date, an Employee shall not be deemed to have commenced employment with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company, except as is expressly provided otherwise in this Plan or in resolutions of the Board of Directors.

      V. ENTRY DATE. "Entry Date" shall mean the first day of a calendar quarter following the date on which the Employee has satisfied the eligibility requirements listed in Section 3.1 below.

      W. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

      X. EXCESS AGGREGATE CONTRIBUTIONS. "Excess Aggregate Contributions" shall mean those contributions in excess of the limitations of Section 5.7 below.

      Y. EXCESS CONTRIBUTIONS. "Excess Contributions" shall mean those Salary Reduction Contributions in excess of the limitations of Section 5.3 below.

      Z. EXCESS DEFERRALS. "Excess Deferrals" shall mean those Salary Reduction Contributions in excess of the dollar limitation of Section 5.2(b) below.

      AA. FAIL-SAFE CONTRIBUTIONS. "Fail-Safe Contributions" shall mean those Contributions made pursuant to Section 5.8 below that are designed to insure compliance with the Average Deferral Percentage Tests of Section 5.3 below.

      BB.  FAMILY MEMBER.

           1. If any individual is a member of the Family of a Five Percent Owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the year, then for purposes of applying the various nondiscrimination rules applicable to this Plan--

                a. The individual ("Family Member") shall not be considered a separate Employee, and

                b. Any Compensation paid to the Family Member (and any applicable contribution or benefit on behalf of the Family Member) shall be treated as if it were paid to (or on behalf of) the Five Percent Owner or Highly Compensated Employee.

           2. For purposes of this Section 2.28, "Family" means the Employee's Spouse, lineal ascendants and descendants, and the spouses of lineal ascendants and descendants.

           3. For purposes of the Compensation limitation of Section 2.14(d) above, the term "Family" shall include only-

                (i)  The Spouse of the Employee, and

                (ii) Any lineal descendants who have not attained age nineteen
           (19) before the close of the year.

      That dollar limitation shall be divided among the various members of the Family in the proportion that the Compensation of each member bears to the total Compensation of all members of the Family.

      CC.  FIVE PERCENT OWNER.

           1. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the--

                a. Outstanding stock of the Company or an Affiliated Company, or

                b. The total combined voting power of all stock of the Company or an Affiliated Company.

           2. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes these ownership rules. Thus, this ownership test shall be applied separately with respect to the Company and every Affiliated Company.

           3. The constructive ownership rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)" where it appears therein.

           4. For purposes of this Section 2.29, if an Employee's ownership interest varies during a Plan Year, his ownership interest shall be the largest interest he owned at any time during the year.

      DD. FORFEITURE. "Forfeiture" means the nonvested portion of a Participant's Matching Contributions Account that is forfeited in accordance with the rules of Article VII below.

      EE.  HIGHLY COMPENSATED EMPLOYEE.

           1. "Highly Compensated Employee" means any Employee who, during the relevant Plan Year ("Determination Year") or the preceding Plan Year ("Lookback Year")--

                a.   Was at any time a Five Percent Owner,

                b. Received Compensation from the Company and all Affiliated Companies in excess of seventy-five thousand dollars ($75,000), as indexed for inflation,

                c. Received Compensation in excess of fifty thousand dollars ($50,000), as indexed for inflation, and was in the top twenty percent (20%) of all Employees when ranked on the basis of Compensation paid during the year ("Top-Paid Group"), or

                d. Was at any time an Officer of the Company or any Affiliated Company.

           2. An Employee described in Subparagraphs (ii), (iii), or (iv) of Paragraph (a) above shall not be treated as described therein for the Determination Year unless the Employee is a member of the group consisting of the one hundred (100) Employees paid the greatest Compensation during the Determination Year.

           3. For purposes of this Section 2.31, the amount of an Employee's Compensation shall be determined--

                a.  In accordance with Code Section 414(q)(7), and

                b. Without regard to the dollar limitation of Section 2.14(d) above.

           4. For purposes of determining the number of Employees in the Top-Paid Group (described in Paragraph (a)(iii) above), the following Employees shall be excluded--

                a. Employees who have not completed six (6) months of service,

                b. Employees who normally work less than seventeen and one-half (17-1/2) hours per week,

                c. Employees who normally work during not more than six (6) months during any year, and

                d. Employees who have not attained age twenty-one (21) by the end of the relevant Plan Year.

      Except to the extent provided in the regulations under Code Section 414(q), Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Company must be taken into account.

           5. A former Employee shall be treated as a Highly Compensated Employee if--

                a. He was a Highly Compensated Employee when he separated from service, or

                b. He was a Highly Compensated Employee at any time after attaining age fifty-five (55).

           6. Notwithstanding the foregoing, non-resident aliens without U.S. source income from the Company or an Affiliated Company shall be disregarded for all purposes in determining who are the Highly Compensated Employees.

      FF.  HOUR OF SERVICE.

           1. "Hour of Service" of an Employee shall mean each hour for which he is paid or is entitled to payment by the Company or an Affiliated
      Company:

                a. For the performance of services as an Employee;

                b. Which is attributable to a period of time during which he performs no duties (irrespective of whether or not his employment has been terminated) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty, or a leave of absence.

                     (1) However, no such hours shall be credited to an Employee if he is directly or indirectly paid or entitled to payment for the hours and the payment or entitlement--

                          (a) Is made or due under a plan maintained solely for
                     the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws, or

                          (b) Is a payment which solely reimburses the Employee
                     for his medical or medically-related expenses; or

                c. For which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company or an Affiliated Company, provided that he has not previously been credited with an Hour of Service with respect to that hour under Subparagraph (i) or (ii) above.

           2. Notwithstanding the provisions of Paragraph (a) above, no Employee shall be entitled to credit for more than five hundred and one
      (501) Hours of Service for any single continuous period during which he performs no duties, whether or not the period occurs in a single Computation Period.

           3. All Hours of Service determined under the rules of Paragraph (a) above shall be credited to the Computation Period in which the payment is actually made, determined in accordance with rules prescribed by the Committee. The provisions of this Paragraph (c) shall be applied in a manner consistent with the provisions of Department of Labor Regulation
      Section 2530.200b-2.

           4. Unless the Board of Directors shall expressly determine otherwise, and except as may be expressly provided otherwise in this Plan, an Employee shall not receive credit for his Hours of Service completed with an Affiliated Company prior to the effective date on which the entity became an Affiliated Company.

      GG. INVESTMENT MANAGER. "Investment Manager" shall have the meaning set forth in Section 3(38) of ERISA.

      HH.  KEY EMPLOYEE.

           1. "Key Employee" shall mean any Employee or former Employee who, at any time during the Testing Period, is or was:

                a.  An Officer;

                b.  One of the ten (10) Employees--

                     (1) Having annual Compensation from the Company or an
                Affiliated Company of more than the limitation in effect under
                Section 15.1(a)(i) below, and

                     (2) Owning (or considered as owning within the meaning of
                Code Section 318) during the Testing Period both more than one-half percent (1/2%) interest and the largest interests in the Company or an Affiliated Company.

           For purposes of this Subparagraph (ii), if two (2) Employees have the same interest in the Company or an Affiliated Company, the Employee having the greater annual Compensation shall be treated as having the larger interest;

                c. A Five Percent Owner of the Company or an Affiliated Company; or

                d. A One Percent Owner of the Company or an Affiliated Company having an annual Compensation of more than one hundred fifty thousand dollars ($150,000).

           2.  The term "Key Employee" shall include his Beneficiaries.

           3. For purposes of this Section 2.34, an Employee's Compensation shall be the amount indicated on the Form W-2 issued to him for the calendar year ending with or within the Plan Year. Notwithstanding the preceding sentence, for purposes of determining whether an individual is a Key Employee, his compensation shall be increased by Deferrals and his pre-tax contributions to a cafeteria plan under Section 125 of the Code.

      II.  LEAVE OF ABSENCE.

           1. "Leave of Absence" shall mean any unpaid personal leave from active employment duly authorized by the Company under the Company's standard personnel practices. All persons under similar circumstances shall be treated in a uniform and nondiscriminatory manner in the granting of Leaves of Absence.

           2. An Employee shall not be deemed to have incurred a Break in Service while on a Leave of Absence, provided he returns to employment on or before the date on which the leave expires.

           3. In the event an Employee does not return to employment on or before the end of the leave, he shall be deemed to have incurred a Severance as of the first day of the leave, unless--

                a.  The failure was due to his death or disability, or

                b.  The provisions of Section 2.39 below apply.

      JJ. LIMITATION YEAR. In connection with the adoption of this Plan, the Company hereby elects a "Limitation Year" corresponding to the Plan Year for purposes of the limitations on contributions contained in Article XV below.

      KK. MATCHING CONTRIBUTIONS. "Matching Contributions" shall mean the Company Contributions that are allocated to Participants pursuant to the provisions of Section 6.2(a) below.

      LL. MATCHING CONTRIBUTIONS ACCOUNT. The "Matching Contributions Account" of a Participant shall mean his individual account in the Trust Fund in which are held his allocated share of the Matching Contributions, and the earnings thereon.

      MM.  MATERNITY OR PATERNITY LEAVE OF ABSENCE.

           1. The provisions of this Section 2.39 shall apply with respect to an Employee who is absent from work without pay for any period--

                a. By reason of the pregnancy of the Employee,

                b. By reason of the birth of a child of the Employee,

                c. By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or

                d. For purposes of caring for the child for a period beginning immediately following the birth or placement.

           2. The number of Hours of Service to which an Employee described in Paragraph (a) above shall be credited with shall be--

                a. The number which otherwise would normally have been credited to the Employee but for the absence, or

                b. If the number described in Subparagraph (i) above is not capable of being determined, eight (8) Hours of Service per day of the absence.

           3. However, the total number of hours treated as Hours of Service under Paragraph (b) above shall not exceed five hundred one (501). Furthermore, these Hours of Service shall be taken into account solely for the purpose of determining whether or not the Employee has incurred a Break in Service.

           4. The Hours described in Paragraph (b) above shall be credited to the Computation Period--

                a. In which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because the period of absence is treated as Hours of Service under this Section 2.39, or

                b. In any other case, in the immediately following Computation Period.

           5. The above provisions of this Section 2.39 shall not apply unless the Employee provides such timely information as the Committee may reasonably require to establish that--

                a. The absence is for reasons described in Paragraph (a) above, and

                b. The number of days for which there was an absence.

      NN.  NON-KEY EMPLOYEE.

           1. "Non-Key Employee" shall mean any Employee who is not a Key Employee.

           2.  The term "Non-Key Employee" shall include his Beneficiaries.

      OO. NORMAL RETIREMENT AGE. "Normal Retirement Age" shall mean the Participant's sixty-fifth (65th) birthday.

      PP.  OFFICER.

           1. "Officer" shall mean any Employee who was at any time an officer of the Company or an Affiliated Company and received Compensation from the Company and all Affiliated Companies greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the year.

           2.  However, no more than the lesser of--

                a.  Fifty (50) Employees, or

                b. The greater of three (3) Employees or ten percent (10%) of the Employees,

      shall be treated as Officers.

           3. If no officer is described in Paragraph (a) above, then the highest paid officer of the Company shall be treated as being described therein.

           4.  For purposes of Paragraph (b) above--

                a. All Leased Employees (within the meaning of Section 414(n) of the Code) and all part-time Employees shall be taken into account, and

                b. The number of Employees shall be the greatest number at any time during the relevant period.

      QQ. ONE PERCENT OWNER. "One Percent Owner" means any person who would be a Five Percent Owner if the minimum ownership threshold were one percent (1%) instead of five percent (5%).

      RR.  PARTICIPANT.

           1. "Participant" shall mean any Employee who has satisfied the participation eligibility requirements and has been enrolled in this Plan in accordance with the provisions of Article III below.

           2. "Participant" does not include an Employee who has incurred a Severance and either--

                (i) Does not have a Vested Interest, or

                (ii) Has been paid the full amount of his Vested Interest.

      SS. PLAN. "Plan" shall mean the Merisel, Inc. 401(k) Retirement Savings Plan.

      TT. PLAN ADMINISTRATOR. "Plan Administrator" shall mean the administrator of the Plan within the meaning of ERISA Section 3(16)(A), which shall be the Company.

      UU. PLAN YEAR. "Plan Year" shall mean the twelve (12) month period ending on December 31.

      VV. REEMPLOYMENT COMMENCEMENT DATE. In the case of an Employee who incurs a Severance and who is subsequently reemployed by the Company or an Affiliated Company, the term "Reemployment Commencement Date" shall mean the first day following the Severance on which the Employee performs an Hour of Service.

      WW. ROLLOVER CONTRIBUTION. "Rollover Contribution" shall mean a contribution made by a Participant pursuant to Section 5.9 below.

      XX. ROLLOVER CONTRIBUTION ACCOUNT. "Rollover Contribution Account" of a Participant shall mean his individual Account in the Trust Fund in which are held his Rollover Contributions and the earnings thereon.

      YY. SALARY REDUCTION CONTRIBUTIONS. "Salary Reduction Contributions" shall mean the pre-tax contributions made by Participants pursuant to Article V below.

      ZZ. SALARY REDUCTION CONTRIBUTIONS ACCOUNT. "Salary Reduction Contributions Account" of a Participant shall mean his individual account in the Trust Fund in which are held his Salary Reduction Contributions, any Fail-Safe Contributions made on his behalf, and the earnings thereon.

      AAA. SEVERANCE. "Severance" shall mean the termination of an Employee's employment with the Company or an Affiliated Company, by reason of his retirement, death, resignation, dismissal, or otherwise.

      BBB. SPOUSE. "Spouse" shall mean the person to whom a Participant is married (determined under local law) as of the relevant date.

      CCC. TESTING PERIOD. "Testing Period" means the Plan Year containing the Determination Date and the preceding four (4) Plan Years.

      DDD. TOP-HEAVY GROUP. "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of--

           1. The present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group, and

           2. The aggregate of the account balances of Key Employees under all defined contribution plans included in the group,

 exceeds sixty percent (60%) of a similar sum determined for all Employees.

      EEE.  TOP-HEAVY PLAN.

           1. Any defined benefit plan is a Top Heavy Plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees.

                a. For purposes of this Paragraph (a), the present value of an Employee's accrued benefit shall be determined by using the interest rate and the mortality assumptions specified in that plan. The same actuarial assumptions shall be used in measuring accrued benefits under all defined benefit plans.

                b. The accrued benefit of any Employee (other than a Key Employee) shall be determined--

                     (1) Under the method that is used for benefit accrual
                purposes for all plans of the Company and all Affiliated Companies, or

                     (2) If there is no such method, as if the benefit accrued
                no more rapidly than the slowest accrual rate permitted under
                Section 411(b)(1)(C) of the Code.

                c. The date on which the accrued benefit of each Employee is measured (with respect to each Determination Date) shall be the date used for computing costs under the minimum funding standards of Code
           Section 412, determined as if he had terminated service as of that date.

           2. Any defined contribution plan shall be a Top Heavy Plan if, as of the Determination Date, the aggregate account balances of Key Employees under the plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan.

                a. The date on which the account balance of each Employee is measured (with respect to each Determination Date) shall be the last day of the relevant plan year.

           3. For purposes of this Section 2.57, the accrued benefit and account balances of a Participant shall include amounts attributable to Participant contributions (whether or not the contributions are includible in income). Furthermore, the same date shall be used for valuing benefits under all plans.

      FFF. TRUST AND TRUST FUND. "Trust" or "Trust Fund" shall mean the Trust created by this Agreement.

      GGG. TRUSTEE. "Trustee" shall mean the person(s) or entity acting as the Trustee of the Trust created under this Plan.

      HHH. VALUATION DATE. "Valuation Date" shall mean the last day of each Plan Year, or such other date or dates as may be selected by the Committee for valuing the assets of the Plan.

      III. VESTED INTEREST. "Vested Interest" shall mean the interest of a Participant in the Trust Fund which has become vested pursuant to the provisions of Article VII below.

      JJJ.  YEAR OF SERVICE.

           1. "Year of Service" shall mean a Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service.

           2. In no event will an Employee be credited with more than one (1) Year of Service with respect to service performed in a single Computation Period.

           3. A Participant's Years of Service completed prior to commencing participation in the Plan shall be taken into account.

           4. In the case of an individual who became an Employee by reason of the Company's acquisition of the United States Franchise and Distribution Division of ComputerLand Corporation, his service completed prior to February 1, 1994 shall be taken into account for purposes of this Plan.

                                  ARTICLE III.
                         ELIGIBILITY AND PARTICIPATION

      A.   ELIGIBILITY TO PARTICIPATE.

           1. Effective January 1, 1994, every Employee of the Company who has completed a Year of Service and attained age (21) shall become eligible to participate in the Plan as of the first day of the calendar quarter following the date on which those requirements are satisfied.

                a. The preceding rule shall not apply to Employees who became Participants before January 1, 1994; they shall become eligible to participate under the rules in effect prior to January 1, 1994.

                b. Employees of Computerland Corporation subject to the special rule contained in Section 2.62(d) above who had satisfied the applicable eligibility standards of the Plan as of January 31, 1994 shall be eligible to participate in the Plan on that date.

           2. Notwithstanding the above, the following classes of Employees shall not be eligible to participate in the Plan:

                a. Employees who are included in a unit of Employees covered by a collective bargaining agreement, if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the Company, unless the collective bargaining agreement expressly provides for coverage under this Plan;

           3. Nonresident aliens who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Company that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); and

                a. Leased Employees (within the meaning of Section 414(n) of the Code).

      B.   SPECIAL PARTICIPATION RULES.

           1. In the case of an Employee whose Entry Date occurs after the Employee incurred a Severance, the Employee shall commence participation in this Plan as of the later of--

                (i)  His Entry Date, or

                (ii) His Reemployment Commencement Date following the Severance.

           2. A Participant who incurs a Severance and is thereafter reemployed by the Company shall be entitled to recommence participation in the Plan as of his Reemployment Commencement Date following the Severance.

           C. PARTICIPATION BEYOND NORMAL RETIREMENT AGE. Participants who have attained their Normal Retirement Age will continue to participate in the Plan to the same extent as those Participants who have not yet attained their Normal Retirement Age.

                                  ARTICLE IV.
                          TRUST FUND AND CONTRIBUTIONS

      A.   TRUST FUND.

           1. Pursuant to the terms of the Plan, the Company established a trust, with the Trustee as the trustee thereunder.

           2. The Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan under the terms of this Plan.

      B.   COMPANY CONTRIBUTION.

           1.  For each Plan Year the Company shall contribute to the Trust
      Fund--

                (i) The Salary Reduction Contributions by Participants, and

                (ii) The amount determined under Section 6.2(a) below.

           2. In no event shall the amount of the contribution by the Company under this Plan (including Salary Reduction Contributions) exceed the maximum allowable deduction available to the Company for its taxable year under Code Section 404.

           3. No contribution shall be made by the Company at any time when its allocation would be precluded by the limitations of Article XV below.

           4. All contributions by the Company under this Plan may be made in kind or in cash, or in both, and shall be made directly to the Trustee on any date or dates selected by the Company. Any stock of the Company that is contributed to the Plan by the Company shall be valued at its fair market value. The purchase price of any stock of the Company that is acquired by the Plan with its assets shall be its fair market value.

           5. All contributions by the Company for a Plan Year shall be made within the time prescribed by law for filing the Company's federal income tax return (including extensions) for the Company's taxable year corresponding to the Plan Year.

      C. IRREVOCABILITY. In no event shall any of the assets of the Plan revert to the Company except as provided in this Section 4.3.

           1. In the case of a Company Contribution which is made by reason of a mistake of fact, at the Company's election, the contribution shall be returned to the Company within one (1) year after it is made.

           2. All Company Contributions to the Plan are hereby conditioned on their deductibility under Code Section 404. To the extent a deduction is disallowed, at the Company's election, the contribution shall be returned to the Company within one (1) year after the disallowance.

           3.  In the case where amounts are held in a Suspense Account under
      Section 15.4 below that may not be allocated to the Accounts of Participants when the Plan is terminated, the excess amounts may revert to the Company in accordance with the regulations under Code Section 415.

      D.   EMPLOYER SECURITIES AND EMPLOYER REAL PROPERTY.

           1. The Plan is authorized to invest in employer securities and employer real property (as those terms are defined in Section 407 of ERISA), to the extent permitted in ERISA.

           2. The assets of the Plan may be invested, primarily or exclusively, in employer securities (as defined in Section 407 of ERISA).

      E. INVESTMENT DIRECTION BY PARTICIPANTS. Pursuant to such rules and procedures as may be prescribed by the Committee, Participants may direct the investment of the assets in some or all of their Accounts.

                                   ARTICLE V.
                         SALARY REDUCTION CONTRIBUTIONS

      A.   SPECIAL RULES.

           1. Pursuant to such rules and procedures as the Committee may prescribe, each Participant may elect to make contributions to the Plan ("Salary Reduction Contributions".)

           2. Participants may increase or decrease the amount of their Salary Reduction Contributions four times a year, on January 1, April 1, July 1, and October 1 ("Quarterly Date"). Participants may suspend their Salary Reduction Contributions at any time, although they cannot recommence making them until the next Quarterly Date. All changes or suspensions of Salary Reduction Contributions require at least fourteen (14) days prior notice.

           3. Salary Reduction Contributions shall be treated as Company Contributions for purposes of Code Sections 401(k) and 414(h).

           4. Salary Reduction Contributions shall be collected by the Company only through payroll deductions. The Company shall remit the Salary Reduction Contributions to the Trustee as soon as practicable, but in no event more than ninety (90) days after the amounts are withheld from payroll.

      B.   MAXIMUM AMOUNT OF SALARY REDUCTION CONTRIBUTIONS.

           1. The amount of a Participant's Compensation that may be contributed to the Plan subject to the election provided in Section 5.1 above shall be a whole percentage of the Participant's Compensation, not to exceed fifteen (15) or a fixed dollar amount per payroll period.

           2. Notwithstanding anything in this Plan to the contrary, the maximum amount that a Participant may contribute in a single calendar year beginning on or after January 1, 1995 is limited to nine thousand two hundred forty dollars ($9,240). This amount shall be adjusted for increases in the cost-of-living, as determined under Section 402(g) of the Code.

           3. In no event will a Participant be permitted to make Salary Reduction Contributions in excess of the maximum amount permitted under Sections 5.3 or 5.7 below.

      C.   AVERAGE DEFERRAL PERCENTAGE TESTS.

           1. The Committee shall monitor the Salary Reduction Contributions by Participants to insure that the requirements of either Paragraph (b) or
      (c) are satisfied.

           2. The requirements of this Paragraph (b) are satisfied if the Average Deferral Percentage for Highly Compensated Employees for the Plan Year is not more than the Average Deferral Percentage for all other Covered Employees multiplied by 1.25.

           3.  The requirements of this Paragraph (c) are satisfied if--

                a. The excess of the Average Deferral Percentage of the group of Highly Compensated Employees over that of all other Covered Employees is not more than two (2) percentage points, and

                b. The Average Deferral Percentage for the group of Highly Compensated Employees is not more than twice the Average Deferral Percentage for all other Covered Employees.

           4. The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section 5.3, including the extent to which Fail-Safe Contributions are taken into account (if applicable).

      D.   PROSPECTIVE REDUCTIONS OF SALARY REDUCTION CONTRIBUTIONS.

           1. The Committee may determine prior to the end of the Plan Year whether or not the Average Deferral Percentage tests of Section 5.3 are satisfied. If it appears that the tests will not be satisfied, the Committee may elect to reduce the Salary Reduction Contributions by the Highly Compensated Employees on a prospective basis.

           2. In the event that Salary Reduction Contributions by Highly Compensated Employees are reduced by Committee action, these reductions will be accomplished reducing the rate of contributions for the Highly Compensated Employee whose Deferral Percentage is the highest to the extent required to--

                a. Enable the Plan to satisfy one of the Average Deferral Percentage Tests of Section 5.3 above, or

                b. Cause his Deferral Percentage to equal that of the Highly Compensated Employee with the next highest Deferral Percentage. If this action does not cause the Plan to satisfy one of the Average Deferral

           Percentage Tests, this process will be repeated until one of those tests is satisfied.

      E. DISTRIBUTIONS OF EXCESS DEFERRALS. In the event a Participant deferred more than the maximum permitted under Section 5.2(b) above ("Excess Deferrals"), whether under only this Plan, or under this Plan and another plan, the Participant may notify the Plan of the portion of his Excess Deferrals allocable to the Plan no later than March 1 following the calendar year in which the Excess Deferrals were made.

           1. Notwithstanding anything in this Plan to the contrary, the Committee shall attempt to distribute the amount of the Participant's Excess Deferrals (and the earnings thereon) to the Participant no later than April 15th of the calendar year following the calendar year in which the Excess Deferrals were made.

                a. However, any income earned after the end of the calendar year but before the date of the distribution need not be distributed.

           2. Distributions may be made under this Section 5.5 without regard to the consent requirement of Section 9.6 below.

           3. Amounts that are distributed under this Section 5.5 shall be treated as part of a Participant's Annual Addition.

           4. Amounts that are distributed under this Section 5.5 will not be taken into account for purposes of the minimum distribution rules of
      Section 8.3 below.

      F. DISTRIBUTIONS OF EXCESS CONTRIBUTIONS. In the event that the Plan fails to satisfy the Average Deferral Percentage Tests of Section 5.3 above as of the last day of the Plan Year, the contributions in excess of those limits and the earnings thereon ("Excess Contributions") shall be distributed from the Plan.

           1. The Committee shall attempt to distribute these amounts within two and one-half (2-1/2) months after the end of the Plan Year for which the contributions were made, but in no event later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made.

                a. However, any income earned after the end of the Plan Year but before the date of the distribution need not be distributed.

           2. In the event that the Excess Contributions are distributed, the distributions will be accomplished by distributing amounts to the Highly Compensated Employee whose Deferral Percentage is the highest to the extent required to--

                a. Enable the Plan to satisfy one of the Average Percentage Tests of Section 5.3 above, or

                b. Cause his Deferral Percentage to equal that of the Highly Compensated Employee with the next highest Deferral Percentage. If this action does not cause the Plan to satisfy one of the Average Deferral Percentage Tests, this process will be repeated until one of those tests is satisfied.

           3. The amount to be distributed to a Highly Compensated Employee under Paragraph (b) above shall be determined on the basis of the portion of the Excess Contributions attributable to him.

           4. The amount of the distributions of Excess Contributions of Family Members shall be determined in accordance with the regulations under Code
      Section 401(k).

           5. Distributions may be made under this Section 5.6 above without regard to the consent requirement of Section 9.6 below.

           6. Amounts that are distributed under this Section 5.6 shall be treated as part of a Participant's Annual Addition.

           7. Amounts that are distributed under this Section 5.6 will not be taken into account for purposes of the minimum distribution rules of
      Section 8.3 below.

      G.   SPECIAL RULES APPLICABLE TO MATCHING CONTRIBUTIONS.

           1. Any Matching Contributions made under this Plan shall satisfy one or both of the numerical tests set forth in Section 5.3(b) and (c) above, treating the Matching Contributions as if they were Salary Reduction Contributions.

                a. In addition, the Plan shall comply with the rules of Treasury Regulation Section 1.401(m)-2, which precludes multiple use of the limitation contained in Section 5.3(c) above.

                b. Pursuant to regulations under Code Section 401(m), a Participant's Salary Reduction Contributions and any Fail-Safe Contributions on his behalf may be taken into account for purposes of this Section 5.7.

           2. In the event that the Company maintains two or more plans that must be treated as a single plan for purposes of Code Sections 401(a)(4) and 410--

                a. All such plans shall be treated as a single plan for purposes of this Section 5.7, and

                b. All of the Matching Contributions shall be aggregated if a Highly Compensated Employee participates in more than one plan that provides for Matching Contributions.

           3. In the event that the Plan fails to satisfy the above tests of this Section 5.7, the contributions in excess of those limits and the earnings thereon ("Excess Aggregate Contributions") shall be distributed from the Plan.

                a. The Committee will attempt to distribute these amounts within two and one-half (2-1/2) months after the end of the Plan Year, but in no event later than the last day of the following Plan Year. Alternatively, any amounts that are forfeitable may be forfeited, provided that no such forfeitures may be allocated to Highly Compensated Employees whose contributions are reduced under this Section 5.7.

                     (1) However, any income earned after the end of the Plan
                Year but before the date of the distribution need not be distributed.

                b. The distributions shall be made by reducing the contributions made on behalf of Highly Compensated Employees, beginning with individual with the highest contribution percentages. The amount to be distributed to a Highly Compensated Employee shall be determined on the basis of the portion of the Excess Aggregate Contributions attributable to him.

           4. The amount of the Excess Aggregate Contributions shall be determined after--

                a.  First determining the amount of Excess Deferrals under
           Section 5.5 above; and

                b. Then determining the amount of Excess Contributions under
           Section 5.6 above.

           5. The Company shall not be obligated to make any Matching Contributions in excess of the maximum amount permitted under the above rules of this Section 5.7.

           6. Distributions may be made under this Section 5.7 without regard to the consent requirement of Section 9.6 below.

           7. The amount of the distributions of Excess Aggregate Contributions of Family Members shall be determined in accordance with the regulations under Code Section 401(m).

           8. Amounts that are distributed or forfeited under this Section 5.7 shall be treated as part of a Participant's Annual Addition.

           9. Amounts that are distributed under this Section 5.7 will not be taken into account for purposes of the minimum distribution rules of
      Section 8.3 below.

           10. The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section 5.7, including the extent to which Salary Reduction Contributions and Fail-Safe Contributions are taken into account (if applicable).

      H.   FAIL-SAFE CONTRIBUTIONS.

           1. In addition to those amounts which may be contributed to the Trust Fund by the Company under Sections 4.2 above, the Company may, in the sole discretion of the Board of Directors, contribute such additional amounts to the Salary Reduction Contributions Accounts of various Participants as it deems necessary or appropriate for any Plan Year to insure satisfaction of at least one of the Average Deferral Percentage tests set forth in Section 5.3.

           2. Such Fail-Safe Contributions shall be treated as Deferrals for purposes of Articles VII and VIII.

      I.   ROLLOVER CONTRIBUTIONS.

           1. Any Participant may make a Rollover Contribution to the Plan. However, a Rollover Contribution will not be permitted unless it satisfies the applicable requirements of:

                (i)  Section 402(c) of the Code, or

                (ii) Section 12.2 below.

           2. A Rollover Contribution shall not be considered a Salary Reduction Contribution for purposes of the rules of Articles V, VIII, or XV.

           3. The Committee shall prescribe such rules and procedures as it deems appropriate regarding Rollover Contributions.

      J.   UNION EMPLOYEES.

           1. The provisions of Section 5.7 (relating to Matching Contributions) shall not apply to Participants subject to the terms of a collective bargaining agreement.

           2. The provisions of Section 5.3 (relating to Average Deferral Percentage Test)--

                a. Shall be applied separately to each group of Participants subject to the terms of a different collective bargaining agreement, and

                b. Shall not apply to Participants described in Paragraph (a) above for Plan Years beginning before January 1, 1993.

                                  ARTICLE VI.
                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

      A. PARTICIPANTS' ACCOUNTS. The Committee shall open and maintain a separate Matching Contributions Account, Rollover Contribution Account (if applicable), and a Salary Reduction Contributions Account for each Participant.

      B.   ALLOCATION OF CONTRIBUTIONS.

           1. The Matching Contribution for each Plan Year shall be allocated to the Accounts of each Participant according to the following rules:

                a. Each Participant who made Salary Reduction Contributions during the Plan Year is entitled to receive an allocation of the Matching Contributions (if any) in proportion to his Salary Reduction Contributions. The amount of the Matching Contribution will be determined each year by the Board of Directors in its discretion, which may even determine that no Matching Contributions shall be made with respect to a particular Plan Year.

                     (1) However, no Matching Contributions will be made with
                respect to Fail-Safe Contributions.

                (ii) A Participant will not be entitled to receive an allocation of Matching Contributions on behalf of a particular Plan Year, though, unless he is employed on the last day of the Plan Year. However, the rule specified in the previous sentence shall not apply in the event the Participant's employment was terminated during the year by reason of his death, Disability, or after attaining Normal Retirement Age.

           2. A Participant's Salary Reduction Contributions shall be allocated to his Salary Reduction Contributions Account.

           3. Fail-Safe Contributions shall be made only on behalf of those Participants who do not qualify as Highly Compensated Employees.

                a. These contributions shall be allocated to those Participants whose Compensation for the relevant Plan Year is the least, starting with the Participant whose Compensation is the lowest.

                b. The amount to be allocated to each such Participant's Salary Reduction Contributions Account shall be the lesser of the amount necessary to--

                     (A) Subject to the limitations of Article XV below, to
                raise his Deferral Percentage to twenty-five percent (25%), or

                     (B) Satisfy one of the Average Deferral Percentage tests of
                Section 5.3 above.

           4. For purposes of making the allocations of Company contributions under this Article VI, any Company contributions made with respect to a particular Plan Year that are made after the end of the year but on or before the due date for the Company's federal income tax return (including extensions) for its fiscal year relating to the Plan Year shall be considered as having been made on the last day of the Plan Year.

           5. Allocations made pursuant to this Section 6.2 shall not be made until after the allocations required by Sections 6.3, 6.4, and 15.4 below have been made.

      C.   REVALUATION OF ACCOUNTS.

           1. Within sixty (60) days after each Valuation Date, the Trustee shall value the assets of the Trust on the basis of fair market values.

           2. Upon receipt of the valuations from the Trustee, the Committee shall revalue the Accounts of each Participant as of the applicable Valuation Date so as to reflect a proportionate share in any increase or decrease in the fair market value of the assets in the Trust Fund, determined as of that date as compared with the value of the assets in the Trust Fund determined as of the immediately preceding Valuation Date.

           3. The increase or decrease shall be allocated to each Account in the proportion that the cumulative amount previously allocated to the Account bears to the total of the amounts previously allocated to all Accounts, adjusted for any contributions to or distributions from the Account since the immediately preceding Valuation Date.

           4. Notwithstanding the above, the following rules shall apply in the event some or all of the Accounts of Participants are invested on a segregated basis.

                a. The investment gain or loss attributable to the segregated investments shall be allocated to the corresponding Accounts.

                b. Any expenses incurred solely by reason of a segregated Account shall be borne by that Account.

           5. The allocation of profits or losses and appreciation or depreciation under this Section 6.3 shall be made prior to the allocations under Sections 6.2, 6.4, and 15.4.

      D. FORFEITURES. Any amount of a Participant's Matching Contributions Account that is forfeited shall be used in the following manner:

           1.  First, to restore the Accounts of former Participants under
      Section 8.4 below; and

           2. Second, any remaining amounts will used to reduce future Company Contributions to the Plan.

      E.   MISCELLANEOUS ALLOCATION RULES.

           1. Upon a Participant's Severance, pending distribution of the Participant's Vested Interest, the Participant's Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan.

           2. The Committee and the Trustee may establish accounting procedures for the purpose of making the allocations, valuations, and adjustments to Participants' Accounts provided for in this Article VI.

           3. The Company, the Committee, and the Trustee do not guarantee that the value of a Participant's Accounts shall at any time equal or exceed the amount previously contributed thereto.

                                  ARTICLE VII.
                                    VESTING

      A. GENERAL RULE. The Vested Interest of each Participant in his Matching Contributions Account shall be determined on the basis of his Years of Service, in accordance with the following schedule:

          YEARS OF SERVICE              VESTED PERCENTAGE
          ----------------              -----------------

          Less than 1                                0%
                    1                               25%
                    2                               50%
                    3                               75%
                    4 or more                      100%

      B. SPECIAL VESTING RULES. Notwithstanding the rules of Section 7.1 above, the determination of a Participant's Vested Interest in his Matching Contributions Account shall be subject to the following rules:

           1. A Participant's Years of Service completed prior to the Effective Date of the Plan shall not be taken into account in applying the provisions of Section 7.1 above; and

           2. During a Participant's period of employment with the Company or an Affiliated Company, in the event of his death, Disability, or attainment of Normal Retirement Age, he shall become one hundred percent (100%) vested in his Matching Contributions Account.

      C. FULLY VESTED ACCOUNTS. A Participant shall always be one hundred percent (100%) vested in his Salary Reduction Contributions Account and in his Rollover Contributions Account.

      D. FORFEITURES. The nonvested portion of a Participant's Matching Contributions Account shall be forfeited as of the date of the distribution of his benefit.

           1. In the event the Participant elects to defer the distribution of his Vested Interest, the forfeiture shall occur on the date on which the Participant incurs five (5) consecutive Breaks in Service, if that occurs prior to the date on which his benefit is distributed.

           2. If the Participant does not have any Vested Interest in the Plan, the distribution shall be deemed to have occurred on the date of his Severance.

                                 ARTICLE VIII.
                              PAYMENT OF BENEFITS


      A.   PAYMENT OF BENEFITS.

           1. Subject to the following rules of this Article VIII, a Participant's Vested Interest shall not be distributed prior to his Severance.

           2. All distributions to Participants or their Beneficiaries shall be based on the amount of the Participant's Accounts as of the Valuation Date immediately preceding the date on which the Participant's Vested Interest is distributed.

           3. In the event that a Participant elects that his benefit be paid in a form other than as provided in the form of a type of annuity described in Article IX, any Employer Securities held in the Participant's Accounts shall be distributed in cash or in kind, at the election of the Participant. The Committee shall prescribe such rules and procedures as it deems appropriate regarding distribution attributable to Company Stock.

      B.   LATEST PAYMENT DATE.

           1. Subject to the following rules of this Article VIII, payment of the Participant's entire Vested Interest under the Plan shall begin in no event later than his "Latest Payment Date," which is the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

                a. The Participant's Normal Retirement Age;

                b. The tenth (10th) anniversary of the date on which he commenced participation in the Plan; or

                c. The termination of his employment with the Company or an Affiliated Company.

           2. If it is not possible to make payment to a Participant by his Latest Payment Date because the amount of his benefit cannot be ascertained by that date, or because the Committee has been unable to locate the Participant after making reasonable efforts to do so, the payment shall be made no later than sixty (60) days after the earliest date on which the amount of the payment can be ascertained or the date on which the Participant is located (whichever is applicable).

      C.  REQUIRED BEGINNING DATE.

           1. The interest of each Participant shall be distributed not later than his Required Beginning Date.

           2. "Required Beginning Date" shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2), whether or not he has yet incurred a Severance.

           3. If a Participant dies before distribution of his Vested Interest has begun, his entire Vested Interest shall be distributed within five (5) years of his death.

           4. If a Participant dies after distribution of his Vested Interest has begun, the remaining Vested Interest shall be distributed at least as rapidly as the method being used as of the date of his death.

           5. Notwithstanding anything herein to the contrary, all distributions under this Plan shall be made in accordance with the requirements of this Section 8.3, Code Section 401(a)(9), and Sections 1.401(a)(9)-1 and -2 of the Treasury Regulations.

      D. DISTRIBUTIONS TO PARTIALLY VESTED PARTICIPANTS. The following rules shall apply if a Participant incurs a Severance prior to becoming fully vested.

           1. In the event that a distribution of Matching Contributions is made to a Participant at a time when he is not fully vested in such amounts, the nonvested portion of the Participant's Account shall be forfeited in accordance with the rules of Article VII above.

           2.  A Participant who received a distribution described in Paragraph
      (a) above may recontribute the amount of the distribution he received. The repayment must be made (if at all), however, not later than the date specified below:

                a. In the case of a distribution upon Severance, the earlier of--

                     (1) The fifth (5th) anniversary of his Reemployment
                Commencement Date, or

                     (2) The date on which he incurs five (5) consecutive Breaks in Service.

               b. In any other case, the fifth (5th) anniversary of the date of the withdrawal.

           3. If the Participant repays the amount of the distribution within the prescribed time period, the amount of his Matching Contributions Account balance shall be completely restored. Neither the amount recontributed nor the Account balance (previously forfeited) shall be adjusted for gains, losses, or interest in the interim period.

           4. If the Participant does not repay the amount of the distribution and he incurs a second Severance prior to becoming fully vested, the amount to be distributed to him shall be equal to the sum of--

                (i) The amount in his Account as of the date of the second distribution, and

                (ii) The amount previously distributed to him,

      multiplied by his vested percentage, but reduced by the amount previously distributed to him.

           5.  Forfeitures shall be used as provided in Section 6.4 above.

      E. DISTRIBUTIONS OF SALARY REDUCTION CONTRIBUTIONS. Any distributions authorized pursuant to this Section 8.5 shall be subject to the survivor annuity rules of Article IX below.

           1. Notwithstanding anything in this Plan to the contrary, the amount of a Participant's Salary Reduction Contributions may not be distributed prior to the occurrence of the earliest of any of the events described below:

                a.   Separation from service, death, or disability;

                b. Termination of the Plan without establishment of a successor plan (as defined in the regulations under Section 401(k) of the Code);

                c. Sale of substantially all of the assets used by the Company in a trade or business (applicable only to the Employees who continue employment with the corporation acquiring such assets); or

                d. Sale of the Company's interest in a subsidiary corporation (applicable only to the transferred Employees).

      Distributions made pursuant to Subparagraphs (ii), (iii), or (iv) above must be made in the form of a lump sum distribution.

           2. The Committee may prescribe rules and procedures which permit a Participant to make withdrawals of his Salary Reduction Contributions prior to termination of employment if the Participant--

                a.  Has attained age fifty-nine and one-half (59-1/2), or

                b. Incurs a Hardship under the rules of Section 8.8 below. In the case of a hardship distribution, only the amount of the Participant's Salary Reduction Contributions and the interest accrued before January 1, 1989 may be distributed.

           3. The Committee shall prescribe such rules as it deems necessary regarding the timing of payments under this Section 8.5.

      F.   PAYEES UNDER LEGAL DISABILITY.

           1.  If the Committee believes that any payee is--

                a.  A minor, or

                b. Legally incapable of giving a valid receipt and discharge for any payment due him,

      the Committee may have the payment, or any part of it, made to the person(s) or institution that it believes is caring for or supporting the payee.

           2. Any such payment shall be a payment for the account of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

      G. NOTICE REGARDING TAX TREATMENT OF DISTRIBUTIONS. The Plan Administrator shall provide a written explanation regarding the Code provisions relating to the tax treatment of distributions to each distributee receiving a distribution any portion of which may be rolled over tax-free to another tax-qualified retirement plan or to an individual retirement account.

      H. HARDSHIP DISTRIBUTIONS. A Participant will be entitled to receive a distribution of his Salary Reduction Contributions because of a Hardship only in accordance with the provisions of this Section 8.8. The distribution must both made on account of an immediate and heavy financial need (as determined under Paragraph (a) below) and be necessary to satisfy that need (as determined under Paragraph (b) below).

           1. The determination of whether a Participant has an immediate and heavy financial need will be made on the basis of all relevant facts and circumstances. However, the need may still qualify even if it was reasonably foreseeable or was voluntarily incurred by the Participant. A distribution on account of any of the following reasons will automatically qualify:

                a. Medical expenses necessary to obtain medical care described in Section 213(d) of the Code incurred by the Participant, his Spouse, or Dependent (as defined in Section 152 of the Code);

                b. Costs directly related to the purchase of the principal residence for the Participant (excluding mortgage payments);

                c. Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or for his Spouse, children, or dependents (as defined in Section 152 of the Code); or

                d. Need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence.

      Furthermore, the amount of the distribution may include any amounts necessary to pay the taxes reasonably anticipated to result from the distribution.

           2. Except as is provided below, the determination as to whether a distribution is necessary to satisfy an immediate and heavy financial need is determined on the basis of the facts and circumstances. A distribution will not satisfy this requirement if--

                a. The amount of the distribution is in excess of the amount required to relieve the financial need, or

                b. The need may be satisfied from other resources that are reasonably available to the Participant.

           3. A distribution will qualify under Paragraph (b) above if the Committee reasonably relies upon the Participant's representation that the need cannot be relieved--

                a. Through reimbursement or compensation by insurance or otherwise;

                b. By reasonable liquidation of the Participant's assets, to the extent the liquidation itself would not cause an immediate and heavy financial need. For this purpose, the Participant's resources shall include those of his Spouse and minor children that are reasonably available to him;

                c. By cessation of his Salary Reduction Contributions or after-tax contributions to the Plan;

                d. By other distributions or nontaxable loans from plans maintained by the Company or any other employer; or

                e. By borrowing from commercial sources on reasonable commercial terms.

      However, it will not be necessary for the Participant to obtain a loan if the purpose of the funds is for the downpayment on the principal residence of the Participant.

           4. A distribution will automatically be deemed to meet the requirements of Paragraphs (a) and (b) above if all of the following conditions are satisfied:

                a. The distribution is not in excess of the immediate and heavy financial need of the Participant;

                b. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all tax-qualified retirement plans maintained by the Company;

                c. The Plan and all other plans of deferred compensation (whether or not tax-qualified) maintained by the Company, provide that the Participant's Salary Reduction Contributions and after-tax contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution.

                     (1) Furthermore, the Participant will be precluded from
                making any contributions to any stock option, stock purchase, or similar plans for the twelve (12) month period by means of a legally enforceable agreement.

                     (2) However, the Participant will still be treated as being eligible to participate in this Plan for purposes of the Average Deferral Percentage Tests of Section 5.3 above; and

                d. The Plan, and all other tax-qualified retirement plans maintained by the Company, preclude the Participant from making Salary Reduction Contributions and after-tax contributions for the calendar year following the calendar year in which the hardship distribution was made in excess of the amount determined under the following sentence.

                     (1) The Participant's maximum Salary Reduction
                Contributions for the next calendar year will be the maximum Salary Reduction Contributions allowed for that calendar year, reduced by the amount of the Participant's Salary Reduction Contributions for the prior calendar year.

      I.   MAILING OF PAYMENTS.

           1. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his Beneficiary).

           2. Each Participant shall be responsible for furnishing the Committee with his current address and the name and current address of his Beneficiary.

      J. WITHHOLDING FOR TAXES. Any payments from the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law.

      K.   ROLLOVER RULES.

           1. This Section applies to distributions made on or after January 1, 1993.

           2. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 8.11, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

           3. An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

                a. Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more;

                b. Any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

                c. The portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           4.  An "Eligible Retirement Plan" is--

                a. An individual retirement account described in Section 408(a) of the Code,

                b. An individual retirement annuity described in Section 408(b) of the Code,

                c.  An annuity plan described in Section 403(a) of the Code, or

                d.  A qualified trust described in Section 401(a) of the Code,

      that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

           5. A "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in
      Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

           6. A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                  ARTICLE IX.
                         SURVIVOR ANNUITY REQUIREMENTS


      A.   APPLICATION OF ARTICLE.

           1. The provisions of this Article IX shall apply with respect to the payment of all benefits under the Plan in which the Participant was vested immediately prior to death.

           2.  This Article IX will not apply to distributions subject to
      Article XVI below, except to the extent provided in the Qualified Domestic Relations Order.

      B.   DEFINITIONS.

           1.  "Annuity Starting Date" means--

                (i) The first day of the first period for which an amount is received as an annuity, or

                (ii) In the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to the benefit.

           2.  "Applicable Election Period" means--

                a. In the case of an election to waive the Qualified Joint and Survivor Annuity, the ninety (90) day period ending on the Annuity Starting Date, and

                b. In the case of an election to waive the Qualified Preretirement Survivor Annuity, the period--

                     (1) Which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35), and

                     (2) Which ends on the date of the Participant's death.

           In the case of a Participant who has separated from service, the Applicable Election Period shall begin not later than the date of separation.

           3.  "Qualified Joint and Survivor Annuity" means an annuity--

                (i) The payment of which commences immediately,

                (ii) For the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) of, and is not greater than one hundred percent (100%) of, the amount of the annuity which is payable during the joint lives of the Participant and the Spouse, and

                (iii) Which is the actuarial equivalent of a single life annuity for the life of the Participant.

      Qualified Joint and Survivor Annuity shall also refer to any annuity in a form having the effect of an annuity described above. In any event, for purposes of calculating the amount of the annuity, the amount of the Participant's Vested Interest shall be reduced by the outstanding balance of any loans.

           4. "Qualified Preretirement Survivor Annuity" means an annuity for the life of the surviving Spouse, the actuarial equivalent of which is not less than fifty percent (50%) of the Participant's Vested Interest, reduced by the outstanding balance of any loans. The payment of this benefit must commence within a reasonable time after the date of the Participant's death.

      C.   FORM OF BENEFITS PROVIDED.  Except as otherwise provided in Section
 9.4 below--

           (a) In the case of a Participant with a Vested Interest in the Plan who does not die before his Annuity Starting Date and who has a Surviving Spouse, his benefit shall be paid in the form of a fifty percent (50%) Qualified Joint and Survivor Annuity.

           (b) In the case of a Participant with a Vested Interest who dies before his Annuity Starting Date and who has a Surviving Spouse, a Qualified Preretirement Survivor Annuity shall be paid to his Surviving Spouse, in the form of the survivor portion of a fifty percent (50%) Qualified Joint and Survivor Annuity.

           (c) In the case of a Participant with a Vested Interest in the Plan who is not married, his benefit shall be paid in the form of a single life annuity.

           (d) Any benefits payable under Paragraph (a) or (b) shall be the Actuarial Equivalent of the retirement benefits of the Participant payable in the form of the annuity described in Paragraph (c) and commencing on his Normal Retirement Age.

      D.   ELECTIONS WITH RESPECT TO SURVIVOR ANNUITIES.

           1. At any time during the Applicable Election Period, each Participant may--

                (i) Elect to waive the Qualified Joint and Survivor Annuity or the Qualified Pre-retirement Survivor Annuity (or both), and

                (ii)  Revoke any such election.

           2. An election under Paragraph (a)(i) above shall not take effect unless the requirements of Subparagraphs (i) or (ii) below are satisfied.

                a. The requirements of this Subparagraph (i) are satisfied if the requirements of Clauses (A), (B) and (C) below are met.

                     (1) The Spouse of the Participant consents in writing to
                the designation of Beneficiary,

                     (2) The election designates a Beneficiary (or a form of
                benefits) which may not be changed without spousal consent (or the spousal consent expressly permits designations without any requirement of further consent by the Spouse), and

                     (3) The Spouse's consent acknowledges the effect of the
                designation and is witnessed by a Plan Representative or a notary public.

                b. The requirements of this Subparagraph (ii) are satisfied if it is established to the satisfaction of a Plan Representative that the consent required by Clause (i) above may not be obtained because--

                     (1)  There is no Spouse,

                     (2)  The Spouse cannot be located, or

                     (3) Of such other circumstances as may be set forth in
                regulations under Section 417(a)(2) of the Code.

           3. For purposes of Paragraph (b) above, "Plan Representative" shall mean the person or persons designated by the Committee to perform the duties specified herein.

           4. Notwithstanding the above, a Participant may elect that his benefit be paid in a form other than as provided in Section 9.3 above. Any such form of benefit, however, must comply with the rules of Section 401(a)(9) of the Code.

           5. Any consent by a Spouse (or establishment that the consent of the Spouse may not be obtained) will be effectively only with respect to that Spouse.

      E.   DISCLOSURE REQUIREMENTS.

           1. Within a reasonable period of time before the Participant's Annuity Starting Date (and consistent with regulations under Section 417(a)(3)(A) of the Code) each Participant shall receive a written explanation of--

                a. The terms and conditions of the Qualified Joint and Survivor Annuity,

                b. The Participant's right to make, and the effect of, an election under Section 9.4(a) above to waive the Qualified Joint and Survivor Annuity form of benefit,

                c. The rights of the Participant's Spouse under Section 9.4(a) above, and

                d. The right to make, and the effect of, a revocation of an election under Section 9.4(a) above.

           2. Each Participant shall receive a written explanation with respect to the Qualified Preretirement Survivor Annuity comparable to that required pursuant to Paragraph (a) above within whichever of the following periods ends last:

                a. The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

                b. A reasonable period after the individual becomes a Participant;

                c. A reasonable period after the provisions of this Article IX first to apply to the Participant, or

                d. A reasonable period after separation from service, in the case of a Participant who separates before attaining age thirty-five
           (35).

      F.   CONSENT TO RECEIVE EARLY DISTRIBUTION.

           1. If the present value of the Participant's Vested Interest exceeds thirty-five hundred dollars ($3,500), a distribution shall not occur prior to the later of--

                (i) The Participant's Normal Retirement Age, or

                (ii) The Participant's attainment of age sixty-five (65),

      unless the Participant and the Spouse (or Surviving Spouse) of the Participant elect to receive the distribution (in a manner consistent with the regulations under Section 417 of the Code) within ninety (90) days prior to the distribution.

           2. Failure to consent to such a distribution shall be deemed an election to defer the distribution until the earlier of (i) attainment of age sixty-two (62) or (ii) death.

           3. No distribution may be made under Paragraph (a) above after the Annuity Starting Date, unless the Participant and Spouse (or where the Participant has died, the surviving Spouse) consent in writing to the distribution. This consent requirement shall not apply in the case of the--

                a.  Death of the Participant, or

                b. Termination of the Plan, provided neither the Company nor any Affiliated Company maintains any other defined contribution plan, other than an employee stock ownership plan. If the Participant does not consent to an immediate distribution from this Plan, the benefit shall be transferred to the other defined contribution plan.

                                   ARTICLE X.
                              TOP-HEAVY PLAN RULES

      A. APPLICABILITY. Notwithstanding any provision in this Plan to the contrary, the provisions of this Article X shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan.

      B.   SPECIAL VALUATION RULES.

           1.   For purposes of determining--

                a. The present value of the cumulative accrued benefit of any Employee, or

                b.  The account balance of any Employee,

      the present value or account balance shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the Aggregation Group that includes the transferee Plan.

           2. Any Rollover Contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether the transferee plan is a Top-Heavy Plan (or whether any Aggregation Group which includes the transferee plan is a Top-Heavy Group).

           3.  If any individual--

                a. Is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, or

                b. Has not performed any services for the Company or an Affiliated Company at any time during the five (5) year period ending on the Determination Date,

      his accrued benefit and account balance shall not be taken into account for purposes of determining whether or not the plan is a Top-Heavy Plan.

      C. MINIMUM CONTRIBUTIONS. For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 10.3.

           1. Except as provided below, the minimum contribution for each Participant who is a Non-Key Employee who is employed on the last day of the Plan Year shall be not less than three percent (3%) of his Compensation, regardless of the number of Hours of Service he completes that Plan Year or his level of Compensation.

           2. The minimum required contribution under Paragraph (a) above shall be reduced by--

                a. The Company contributions and forfeitures allocated to the Participant in any other defined contribution plan included in the Aggregation Group that includes the Plan, and

                b. Any Fail-Safe Contributions on behalf of the Participant. However, Matching Contributions may not be taken into account for this purpose.

           3. Subject to the following rules of this Paragraph (c), the percentage set forth in Paragraph (a) above shall not be required to exceed the percentage at which contributions (including any Salary Reduction Contributions) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year.

                a. For purposes of this Paragraph (c), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.

                b. The rules of this Paragraph (c) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

           4. The requirements of this Section 10.3 must be satisfied without taking into account contributions under chapters 2 or 21 of the Code, title II of the Social Security Act, or any other Federal or State law.

           5. In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company or an Affiliated Company, both of which are determined to be Top-Heavy, the minimum benefit shall be provided under this Plan, which shall be a contribution of at least five percent (5%) of Compensation.

      D.   MAXIMUM ANNUAL ADDITION.

           1. Except as set forth below, in the case of any Top-Heavy Plan, the rules of Sections 15.3(b)(ii) and 15.3(c)(ii) below shall be applied by substituting "1.0" for "1.25".

           2. The rule set forth in Paragraph (a) above shall not apply if the requirements of both Subparagraphs (i) and (ii) are satisfied.

                a. The requirements of this Subparagraph (i) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in
           Section 2.57 above.

               b. The requirements of this Subparagraph (ii) are satisfied if the required minimum contribution under Section 10.3(a) above would be satisfied if it were applied by substituting "four percent (4%)" for "three percent (3%)" each place it appears therein.

                     (1) Notwithstanding the provisions of the preceding
                sentence, in the case of an Employee covered by both this Plan and a defined benefit plan maintained by the Company or an Affiliated Company, both of which are Top-Heavy, the minimum contribution/benefit shall be provided solely under this Plan, which shall be applied by substituting "seven and one-half percent (7-1/2%)" for "three percent" each place it appears in
                Section 10.3 above.

           3. The rules of Paragraph (a) shall not apply with respect to any Employee for any Plan Year as long as there are no--

                a. Annual Additions allocated to the Employee under a defined contribution plan maintained by the Company or an Affiliated Company, or

                b. Accruals by the Employee under a defined benefit plan maintained by the Company or an Affiliated Company.

      E. NON-ELIGIBLE EMPLOYEES. The rules of Sections 10.3 and 10.4 above shall not apply to any Employee--

           1. Included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the Company, or

           2.  Whose employment was terminated before the Plan became Top-Heavy.

                                  ARTICLE XI.
                    OPERATION AND ADMINISTRATION OF THE PLAN


      A. NAMED FIDUCIARIES. The provisions of this Section 11.1 shall determine the various parties who are the "Named Fiduciaries" (within the meaning of Section 402(a) of ERISA) of the Plan and their respective responsibilities.

           1. The Board of Directors shall be the Named Fiduciary with respect to appointing and/or removing the Trustee, an Investment Manager, and the members of the Committee.

           2. The Trustee shall be the Named Fiduciary with respect to the management and investment of the assets of the Plan, except to the extent that the Trustee is subject to the directions of an Investment Manager, the Committee, or Participants.

           3. The Committee shall be the Named Fiduciary with respect to all of the administrative matters relating to the Plan, except to the extent the management and investment of the assets of the Plan is the responsibility of the Trustee, an Investment Manager, or the Participants.

      B.   COMPOSITION OF COMMITTEE.

           1. The members of the Committee (who need not be Participants or even Employees) shall be appointed by the Board of Directors of the Company and shall hold office until termination of such status in accordance with the provisions of this Article XI.

           2. Any member of the Committee may resign at any time by giving written notice to the other members and to the Board of Directors of the Company, effective as of the date stated in the notice. Any member of the Committee may be removed by the Board of Directors of the Company at any time. In the case of a Committee member who is also an Employee of the Company, his status as a Committee member shall terminate as of the effective date of his Severance, except as otherwise provided in resolutions of the Board of Directors.

           3. Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Company in writing to the Trustee and to the other members of the Committee.

      C. COMMITTEE POWERS. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:

           1. To allocate fiduciary responsibilities among the Named Fiduciaries and to designate one or more other persons, including Investment Managers, to carry out fiduciary responsibilities.

                a.  However, no allocation or delegation under this Paragraph
           (a) shall be effective--

                     (1) Until the person or persons to whom the
                responsibilities have been allocated or delegated agree to assume the responsibilities, or

                     (2) With respect to Trustee Responsibilities (within the
                meaning of Section 405(c) of ERISA);

           2. To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities;

           3. To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Committee member or any other fiduciary may have under the Plan;

           4. To establish rules and procedures for the conduct of the Committee's business and the administration of this Plan;

           5. To administer this Plan for the exclusive benefit of Participants and their Beneficiaries;

           6. To decide all questions which may arise or which may be raised under this Plan. The decisions of the Committee shall be binding upon all persons, to the maximum extent permitted under ERISA;

           7. To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed;

           8.  To direct the Trustee how to invest the assets of the Plan; and

           9. To perform or cause to be performed such further acts as it may deem to be necessary or appropriate to administer the Plan.

      D. REPORTING AND DISCLOSURE. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.

      E. MULTIPLE FIDUCIARY CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

      F.   FUNDING POLICY.

           1. At periodic intervals, not less frequently than annually, the Committee shall review the financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan.

           2. In establishing the funding policy, the Committee shall review and take into account--

               a. The short-term and long-term financial objectives and liquidity requirements of the Plan, determined by reference to the age and tenure characteristics of the Participants,

               b.  The current and projected market conditions, and

               c. Such other considerations as appear pertinent under the circumstances,

      all with a view toward the realization by the Plan of its maximum investment potential consistent with prudent asset management and the need to pay benefits in accordance with the terms of the Plan, taking into account (if applicable) the ability of Participants to direct the investment of the amounts in their Accounts.

      G.   PROHIBITION AGAINST CERTAIN ACTIONS.

           1. In administering this Plan, the Committee shall not discriminate in favor of Highly Compensated Employees.

           2. The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under
      Section 4975(c) of the Code or ERISA Section 406(a).

           3. Any member of the Committee who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.

      H.   COMMITTEE PROCEDURE.

           1. A majority of the members of the Committee shall constitute a quorum, and any action authorized by a majority of the members--

                a.  Present at any meeting, or

                b.  In writing without a meeting,

      shall constitute the actions of the Committee.

           2. The Committee may designate one or more of its members ("Designated Members") as authorized to execute any document or documents on behalf of the Committee. In such a case, the Committee shall notify the Trustee of this action and the name or names of the Designated Members.

      I.   INDEMNIFICATION.

           1. To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors and of the Committee, and any other Employee with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of the performance of his duties under the Plan.

           2. This indemnity shall not apply if the individual acted fraudulently or in bad faith in the performance of his duties.

           3. Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit. Furthermore, the Company shall not be required to indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.

           4. Payment of the indemnity, fees, or other expenses shall be made solely from the assets of the Company, and shall not be paid, directly or indirectly, from the assets of the Plan.

      J.   COMPENSATION OF COMMITTEE MEMBERS AND PLAN EXPENSES.

           1. Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his services as a member of the Committee, except for reimbursement of expenses properly and actually incurred.

           2. The expenses incurred in the administration of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be borne by the Plan However, the Company may elect to pay these expenses.

      K. BONDING. Members of the Committee and all other Employees handling the assets of the Plan shall be bonded to the extent required by Section 412 of ERISA or any other applicable law.

      L.   NOTICES AND COMMUNICATIONS.

           1. All communications from Participants to the Committee shall be in writing, on forms prescribed by the Committee.

                a. These documents shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by the office.

           2. Each communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail.

                a. An item shall be deemed to have been delivered and received by the Participant three (3) days after the date when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

      M. STANDARD OF CARE. The Fiduciaries (as defined in ERISA) of the Plan, including the Trustee, the Committee, and any Investment Manager, shall act in accordance with the following standards of care and fiduciary responsibility imposed under ERISA (to the extent they are applicable).

           1. Each Fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and--

                a.  For the exclusive purposes of--

                     (1) Providing benefits to Participants and their
                Beneficiaries, and

                     (2) Defraying reasonable expenses of administering the
                Plan,

                b. With the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims,

                c. Subject to the exception for "eligible individual account plans" under Section 404(a)(2) of ERISA, by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and

                d. In accordance with the terms of the Plan and Trust Agreement, insofar as those documents are consistent with the provisions of ERISA.

           2. A Fiduciary shall be liable for a breach of fiduciary responsibility by another Fiduciary if--

                a. He participates knowingly in, or knowingly undertakes to conceal an act or omission of the other Fiduciary, knowing the act or omission is a breach,

                b. By his failure to fulfill his fiduciary responsibilities, he has enabled the other Fiduciary to commit a breach, or

                c. He has knowledge of a breach by the other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

           3. The inclusion of this Section 11.13 in this document is for the sole purpose of informing the appropriate Fiduciaries of the standard of care that is demanded of them under ERISA. It is not intended that this provision impose any additional duties, responsibilities, or liabilities upon such Fiduciaries than would otherwise apply under ERISA.

                                  ARTICLE XII.
                       MERGER OF COMPANY, MERGER OF PLAN

      A.   EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

           1. In the event of a consolidation, merger, sale, liquidation, or other transfer of substantially all of the operating assets of the Company to any other company, the ultimate successor to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors.

           2. The presumption set forth in Paragraph (a) above shall not apply if the successor, by resolution of its board of directors, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in the board resolution.

      B.   PLAN MERGER RESTRICTION.

           1. This Plan shall not merge or consolidate with, or transfer its assets and/or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

           2. Provided the requirements set forth in Paragraph (a) above are satisfied, the Committee may direct that the Plan may merge, consolidate with, or transfer its assets and/or liabilities to, or receive such a transfer from another tax-qualified retirement plan.

                                 ARTICLE XIII.
                                TERMINATION AND
                        DISCONTINUANCE OF CONTRIBUTIONS

      A.   PLAN TERMINATION.

           1. The Company may terminate the Plan at any time by an instrument in writing executed in the name of the Company by an officer duly authorized to execute the instrument.

           2. The rights of all Employees who are employed by the Company on the date of the termination of the Plan to the amounts in their accounts shall automatically become fully vested as of that date.

      B. DISCONTINUANCE OF CONTRIBUTIONS. On and after the effective date of a discontinuance of Company Contributions, the rights of all Employees who are employed by the Company on the date of the discontinuance to the amounts in their Accounts shall automatically become fully vested as of that date.

      C. REPLACEMENT PLAN. The provisions of Sections 13.1 and 13.2 above shall not apply in the event that the Plan is replaced by a comparable plan.

      D.   PARTIAL TERMINATION.

           1. In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), all Employees who are employed by the Company on the date of the partial termination and who are affected by the partial termination to the amounts in their Accounts shall become fully vested as of that date.

           2. This Section 13.4 is intended solely to meet the requirements of Code Section 411 and is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.

                                  ARTICLE XIV.
                            APPLICATION FOR BENEFITS

      A.   APPLICATION FOR BENEFITS.

           1. The Committee may require any person claiming benefits under the Plan ("Claimant") to submit an application therefor, together with such other documents and information as the Committee may require.

           2. Within ninety (90) days following receipt of the application and all necessary documents and information, the Committee's authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.

           3. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period.

                a. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered.

                b.  In no event shall the period of the extension exceed ninety
           (90) days from the end of the initial ninety (90) day period.

      B. CONTENT OF DENIAL. In the case of a denial of the Claimant's application, the written notice shall set forth:

           1.  The specific reasons for the denial;

           2.  References to the Plan provisions upon which the denial is based;

           3. A description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary); and

           4.  An explanation of the Plan's claim review procedure.

      C.   APPEALS.

           1. In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this Section 14.3.

           2.  The appeal must be made, in writing--

                a. In the case where the claim is expressly rejected, within sixty-five (65) days after the date of notice of the decision with respect to the application, or

                b. In the case where the claim has neither been approved nor denied within the applicable period provided in Section 14.1 above, within sixty-five (65) days after the expiration of the period.

           3. The Claimant may request that his application be given full and fair review by the Committee. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

           4. The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review.

           5. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner designed to be understood by the Claimant, with specific references to the pertinent Plan provisions upon which the decision is based.

      D. EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article XIV.

                                  ARTICLE XV.
                          LIMITATIONS ON CONTRIBUTIONS

      A.   GENERAL RULE.

           1. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan to a Participant's Accounts for any Plan Year shall not exceed the lesser of:

               a. Thirty thousand dollars ($30,000) or such greater amount as may be permitted pursuant to Code Section 415(d)(1) ("Dollar Limitation"); or

               b. Twenty-five percent (25%) of the Participant's Compensation ("Percentage Limitation").

           2. Because the Limitation Year is also the Plan Year, in the case of a Plan Year of less than twelve (12) months duration, the Dollar Limitation shall be prorated by multiplying it by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is twelve (12).

           3. The Dollar Limitation shall be adjusted annually by the Internal Revenue Service for increases in the cost of living, effective January 1 of the year for which the adjustment is made. This adjustment shall apply to the Limitation Year ending with or within that calendar year.

      B.   OTHER DEFINED CONTRIBUTION PLANS.

           1. If the Company or an Affiliated Company is or was contributing to any other defined contribution plan, then the Participant's Annual Additions in the other plan shall be aggregated with the Participant's Annual Additions under this Plan for purposes of applying the limitations of this Article XV.

           2. The rule of Paragraph (a) above shall apply whether or not the other defined contribution plan has been terminated.

      C. DEFINED BENEFIT PLANS. If the Company or an Affiliated Company is or was contributing to a defined benefit plan, then in addition to the limitations contained in Section 15.1 of this Plan, the "Combined Plan Fraction" shall not exceed 1.0. This rule shall apply whether or not the defined benefit plan has been terminated.

           1. "Combined Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules. This fraction shall be the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction. In the event that the Combined Plan Fraction would exceed 1.0:

                a. The amount in the numerator of the Defined Contribution Plan Fraction shall be reduced in accordance with the applicable regulations; then, if necessary,

                b. The limit otherwise applicable to the Participant under any or all defined benefit plans shall be accordingly reduced.

           2. "Defined Contribution Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined contribution plans of the Company and all Affiliated Companies.

                a. The numerator of the fraction is the sum of all Annual Additions to the Participant's accounts under all such plans as of the close of the Plan Year.

                b. The denominator of the fraction is the sum of the lesser of the following amounts determined separately with respect to the current Plan Year and each prior year of service:

                     (1) The product of 1.25 multiplied by the Dollar Limitation under Section 15.1(a)(i) above in effect for that Plan Year; or

                     (2) The product of 1.4 multiplied by the Percentage
                Limitation under Section 15.1(a)(ii) above with respect to the Participant for the Plan Year.

           3. "Defined Benefit Plan Fraction" means a fraction determined in accordance with the provisions of Code Section 415(e) and the following rules with respect to the combined participation by a Participant in all defined benefit plans of the Company and all Affiliated Companies.

                a. The numerator of the fraction is the projected annual benefit of the Participant under all the plans (determined as of the close of the Plan Year).

               b.  The denominator of this fraction is the lesser of:

                     (1) The product of 1.25 multiplied by the dollar limitation under Code Section 415(b)(1)(A) for the Plan Year; or

                     (2) The product of 1.4 multiplied by the percentage of
                compensation limitation under Code Section 415(b)(1)(B) with respect to the Participant for the Plan Year.

      D. ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS. In the event the Annual Additions to a Participant's Accounts under this Plan would exceed the applicable limitations described in Sections 15.1 through 15.3 above, the excess amount shall be subject to the following rules.

           1. If the Participant had made any after-tax contributions for the Plan Year to the Plan or to any other defined contribution plan that is maintained by the Company or an Affiliated Company, these contributions and the earnings thereon shall be returned to the Participant to the extent of any excess Annual Additions.

           2. If excess Annual Additions remain, amounts which give rise to the excess Annual Additions under this Plan shall be transferred to a Suspense Account.

           3. Any amounts held in the Suspense Account shall be used to reduce future Company Contributions to the Plan as of the next allocation date on a first-in, first-out basis.

           4. The Suspense Account shall be exhausted before any Company Contributions or Salary Reduction Contributions shall be allocated to the Accounts of Participants subsequent to the date on which the excess described in Paragraph (b) is credited to the Suspense Account.

           5. The Trustee shall segregate any amounts held in the Suspense Account from other assets of the Plan and may place the cash portions thereof in an interest-bearing account in any bank or savings and loan institution, including the Trustee's own banking department (if applicable).

                a. Any amounts held in the Suspense Account shall not participate in any allocation of Forfeitures, or net income or loss of other assets of the Trust Fund under Article VI above.

           6. In the event the Plan shall terminate at a time when all amounts in the Suspense Account have not been allocated to the Accounts of the Participants, the amounts in the Suspense Account shall be applied as follows:

               a. The amount in the Suspense Account shall first be allocated, as of the date of the termination of the Plan, to Participants on the same basis as specified in Paragraph (c) above, with the allocation to be made to the maximum extent permissible under the limitations of this Article XV; and

               b. If after those allocations have been made, any further amounts remain in the Suspense Account, the residue shall revert to the Company in accordance with the applicable Treasury Regulations.

                                  ARTICLE XVI.
                           RESTRICTION ON ALIENATION

      A. GENERAL RESTRICTIONS AGAINST ALIENATION. Benefits under the Plan may not be assigned or alienated. The preceding sentence shall not apply with respect to a "Qualified Domestic Relations Order" described below.

      B. QDRO DEFINITION. A "Qualified Domestic Relations Order" is a judgment, decree, or order (including approval of a property settlement agreement) that--

           1. Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a Participant,

           2. Relates to the provision of child support, alimony payments, or marital property rights to a Spouse, child, or other dependent of a Participant,

           3. Is made pursuant to a State domestic relations law (including a community property law), and

           4.  Clearly specifies:

               a. The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (if the Plan Administrator does not have reason to know that address independently of the order);

               b. The amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

               c. The number of payments or period to which the order applies;
           and

               d. Each plan to which the order applies.

      C. IMPERMISSIBLE TERMS. A domestic relations order is not a Qualified Domestic Relations Order if it requires--

           1. The Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

           2. The Plan to provide increased benefits (determined on the basis of actuarial value), or

           3. The payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.

      D.   SPECIAL RULES.

           1. A domestic relations order will not be considered to fail to satisfy the requirements of Section 16.3(a) above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee--

                a. In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) Earliest Retirement Age. "Earliest Retirement Age" means the earlier of--

                     (1) The date on which the Participant is entitled to a
                distribution, or

                     (2)  The later of--

                          (I) The date the Participant attains age fifty (50),
                     or

                          (II) The earliest date on which the Participant could
                     begin receiving benefits if he separated from service,

                b. As if the Participant had retired on the date on which such payment is to begin under the order (based on the value of the Participant's Account balances at that time), and

                c. In any form in which the benefits may be paid under the Plan to the Participant.

           2. However, if the Participant dies before his Earliest Retirement Age, the Alternate Payee is entitled to benefits (as the Beneficiary of the Participant) only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.

      E.   PROCEDURES.

           1. In the case of any domestic relations order received by the Plan--

                a. The Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan's procedures for determining the qualified status of domestic relations orders, and

                b. Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination.

           2. The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders.

      F.   SEGREGATION OF FUNDS.

           1. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.

           2. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order, the order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto.

           3. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order--

               a. It is determined that the order is not a Qualified Domestic Relations Order, or

               b. The issue as to whether or not the order is a Qualified Domestic Relations Order is not resolved,

      then the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, or restore the amount to the Participant's Account, whichever is applicable.

           4. Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the eighteen (18) month period shall be applied prospectively only.

      G. AUTHORIZED PARTICIPANT LOANS. Notwithstanding any other provision of this Plan (including the provisions of Section 16.1 above), Participants may borrow amounts from the Plan in accordance with the rules of this Section 16.7 for any reason whatsoever.

           1. Any Participant desiring to borrow funds from the Plan must submit an application to the Committee, which shall be the person responsible for administering the loan program.

                a. An application for a loan will be denied by the Committee only if the loan would be less than the minimum required under Paragraph (b) below or would be greater than the maximum permitted under Paragraph (c) below. However, a Participant may not have more than one (1) loan outstanding at any time.

                b. A denial of an application for a loan shall be treated the same as a claim for benefits under Article XIV, 14.1 above.

           2. The loans must be available to all Participants on a reasonably equivalent basis and must not be made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees. However, the minimum amount of a loan is one thousand dollars ($1,000).

           3.  The maximum amount of the loan may not exceed the lesser of:

                a. Fifty thousand dollars ($50,000.00), reduced by the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which the loan is made; or

                b. One-half (1/2) of the value of the Participant's Vested Interest.

           4. The loan must state the date upon which the loan must be repaid, which may not exceed five (5) years, except where the proceeds of the loan are used to purchase the principal residence of the Participant.

                a. In all cases, however, the loan shall require substantially level amortization payment (accomplished through payroll withholding) over the term of the loan.

           5. The loan will bear interest at the rate of two percent points more than the prime rate published in the Wall Street Journal on the day the loan is made. The rate of interest will be determined at the time the loan is made, and will remain fixed throughout the duration of the original term of the loan, unless the loan is extended or renegotiated.

           6. The loan will be secured by the Participant's Vested Interest. The Participant may not use more than fifty percent (50%) of his Vested Interest as security for the loan. No other forms of security may be given for the loan.

           7. Upon the Participant's Severance, the entire amount of the loan shall become immediately due and payable (including the interest accrued thereon). In the event that the Participant has not completely repaid the loan by the date on which his Vested Interest becomes payable, his Vested Interest shall be reduced by the outstanding balance due on the loan on that date.

           8. The Committee shall require the Spouse of the Participant to consent to the loan within the ninety (90) day period before the making of the loan. This consent shall be in writing, shall acknowledge the effect of the loan, and shall be witnessed by a notary public or a Plan representative.

                a.  The consent of the spouse, once given, is irrevocable.

                b. This consent shall be both to the use of the Participants' Vested Interest--

                     (1)  As security for the loan, and

                     (2) To satisfy the repayment obligation if the Participant defaults.

                c. The requirement of spousal consent shall be waived, in the event a married Participant has been abandoned by his Spouse.

           9. Notwithstanding anything to the contrary, in no event will there be a reduction of a Participant's Salary Reduction Contributions Account because of a default on a loan until the Participant is otherwise entitled to receive a distribution of his Salary Reduction Contributions.

           10. The Committee will charge the Participant the administrative costs incurred in making the loan.

           11. Pursuant to such rules and procedures as may be prescribed by the Committee, the amount of interest that a Participant pays on the loan shall be allocated to his Account.

                                 ARTICLE XVII.
                                   AMENDMENTS

      A. AMENDMENTS. The Company may at any time amend the Plan by an instrument in writing executed in the name of the Company by an officer duly authorized to execute the instrument. However, except as otherwise permitted by law, no amendment shall be made, the effect of which would be:

           1. To cause any assets of the Plan, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than--

               a. Providing benefits to the Participants and their Beneficiaries, and

               b.  Defraying reasonable expenses of administering the Plan;

           2. To have any retroactive effect so as to decrease the accrued benefit of any Participant (within the meaning of Section 411(d)(6) of the Code). This requirement will not be considered to be violated, however, by amendments to the rules regarding hardship distributions under Section
      8.8 (including amendments eliminating such form of distributions); or

           3. To increase or alter the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.

      B.   EFFECT OF AMENDMENTS.

           1. All amendments to the Plan are effective only on the date on which the amendments are adopted, unless--

                a. A different effective date is expressly provided by resolution of the Board of Directors of the Company, or

                b. The amendment by its own express terms becomes effective at another date.

           2. Unless and to the extent expressly stated to the contrary in the terms of any amendment, the amendment shall not be construed to enlarge the rights of any Participant whose Severance occurred prior to the effective date of the amendment.

      C. SECURITIES RESTRICTIONS. The Plan is intended to qualify under Rule 16b-3 promulgated by the Securities Exchange Commission. Accordingly, the provisions of the Plan relating to the following topics may not be amended more frequently than once every six (6), except as otherwise required to comply with ERISA and/or the Code:

           1. The amount and price of Company stock to be acquired under the Plan;

           2.  The eligibility conditions; and

           3. The timing of contributions to the Plan that may be invested in Company stock.

      D. CHANGES TO VESTING SCHEDULE. In the event that the vesting schedule of the Plan is amended--

           1. In no event will the vested percentage (determined as of the later of the date on which the amendment is adopted or becomes effective) of a Participant be decreased, and

           2. Each Participant who has at least three (3) Years of Service with the Company may elect to have his vested percentage determined without regard to the amendment.

           3. An election described in Paragraph (b) above must be made during the period beginning no later than the date on which the amendment is adopted, and ending no later than sixty (60) days after the latest of the following events:

                a. The amendment is adopted;

                b. The amendment becomes effective; or

                c. The Participant receives written notice of the amendment.

                                 ARTICLE XVIII.
                             MISCELLANEOUS MATTERS

      A.   NO ENLARGEMENT OF EMPLOYEE RIGHTS.

           1. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of the employment of any Employee.

           2. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

           3. No Employee shall have any right to, or interest in any assets of the Plan, other than as specifically provided in this Plan.

      B.   INTERPRETATION.

           1. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.

           2. Unless the context clearly indicates otherwise, the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

           3. The provisions of this Plan shall be interpreted in a manner that is consistent with this Plan satisfying the applicable requirements of the Code and ERISA.

      IN WITNESS WHEREOF, Merisel, Inc. has caused this instrument to be executed by its duly authorized officer.

                               MERISEL, INC.,


                               BY:   __________________________


                               ITS:  __________________________


                               DATE: __________________________